AMENDED AND RESTATED BYE-LAWS OF THIRD POINT REINSURANCESIRIUSPOINT LTD. 1006141665v111

TABLE OF CONTENTS INTERPRETATION 1. Definitions 1 SHARES 2. Power to Issue Shares 6 3. Power and Obligation of the Company to Purchase its Shares 6 4. Rights Attaching to Shares 8 5. Adjustment to Voting Power 10 6. Certain Subsidiaries 11 7. Special Actions 12[Intentionally Omitted] 8. Calls on Shares 12 9. Forfeiture of Shares 13 10. Share Certificates 14 11. Fractional Shares 14 REGISTRATION OF SHARES 12. Register of Members 15 13. Registered Holder Absolute Owner 15 14. Transfer of Registered Shares 15 15. Transmission of Registered Shares 16 ALTERATION OF SHARE CAPITAL 16. Power to Alter Capital 18 17. Variation of Rights Attaching to Shares 18 DIVIDENDS AND CAPITALISATION 18. Dividends 19 19. Power to Set Aside Profits 19 20. Method of Payment 19 21. Capitalisation 20 1006141665v111

MEETINGS OF MEMBERS 22. Annual General Meetings 20 23. Special General Meetings 20 24. Requisitioned General Meetings 20 and Other Business 25. Notice 20 26. Giving Notice and Access 21 27. Notice of Nominations and Member Business 22of Directors 28. Postponement or Cancellation of General Meeting 25 29. Electronic Participation and Security in Meetings 25 30. Quorum at General Meetings 26 31. Chairman to Preside at General Meetings 26 32. Voting on Resolutions 26 33. Power to Demand a Vote on a Poll 27 34. Voting by Joint Holders of Shares 28 35. Instrument of Proxy 28 36. Representation of Corporate Member 29 37. Adjournment of General Meeting 29 38. Written Resolutions 30 39. Directors Attendance at General Meetings 31 DIRECTORS AND OFFICERS 40. Election of Directors 31 41. Number of Directors 31 42. Term of Office of Directors 31 43. Alternate Directors; Board Observers 32 44. Removal of Directors 33 45. Vacancy in the Office of Director 33 46. Remuneration of Directors 34 47. Defect in Appointment 34 48. Directors to Manage Business 34 49. Powers of the Board of Directors 34 50. [Intentionally Omitted] 35 ii 1006141665v111

51. Register of Directors and Officers 35 52. Appointment of Officers 35 53. Appointment of Secretary 36 54. Duties of Officers 36 55. Remuneration of Officers 36 56. Conflicts of Interest 36 57. Indemnification and Exculpation of Directors and Officers 36 MEETINGS OF THE BOARD OF DIRECTORS 58. Board Meetings 37 59. Notice of Board Meetings 37 60. Electronic Participation in Meetings 38 61. Quorum at Board Meetings 38 62. Board to Continue in the Event of Vacancy 38 63. Chairman to Preside 38 64. Written Resolutions 38 65. Validity of Prior Acts of the Board 39 CORPORATE RECORDS 66. Minutes 39 67. Place Where Corporate Records Kept 39 68. Form and Use of Seal 39 ACCOUNTS 69. Records of Account 39 70. Financial Year End 40 AUDITS 71. Annual Audit 40 72. Appointment of Auditor 40 73. Remuneration of Auditor 40 74. Duties of Auditor 40 75. Access to Records 41 iii 1006141665v111

76. Financial Statements 41 77. Distribution of Auditor’s Report 41 78. Vacancy in the Office of Auditor 41 BUSINESS COMBINATIONS 79. Business Combinations 41 VOLUNTARY WINDING-UP AND DISSOLUTION 80. Winding-Up 45 CHANGES TO CONSTITUTION 81. Changes to Bye-laws 45 82. Changes to the Memorandum of Association 46 83. Discontinuance 46 84. Exclusive Forum iv 1006141665v111

INTERPRETATION 1. Definitions 1.1 In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively: 9.9% Shareholder a Person that beneficially owns (as defined in the Investor Rights Agreement) Shares which confer votes in excess of 9.9% of the votes conferred by all of the issued and outstanding Shares; 9.5% Shareholder a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares; Act the Companies Act 1981 as amended from time to time; Affiliate with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; Alternate Director an alternate director appointed in accordance with these Bye-laws; Auditor includes an individual or partnership; Board the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum; Book Value as of any date of determination, the fully diluted tangible book value per share of the Company, as reflected on the then most recent quarterly consolidated balance sheet of the Company and its consolidated subsidiaries, prepared in accordance with U.S. generally accepted accounting principles; provided that the Board shall have the authority to determine Book Value with reference to a then more recent balance sheet of the Company prepared in accordance with U.S. generally accepted accounting principles; Code theThe Internal Revenue Code of 1986, as amended, of 1006141665v111 the United States of America; Company Third Point ReinsuranceSiriusPoint Ltd., the company for which these Bye-laws are approved and confirmed; Company Sale the sale of all or substantially all of the issued and outstanding Shares of the Company and/or TP Re; Controlled Group with respect to any person, all shares directly owned by such person and all shares directly owned by each other Member any of whose shares are included in the Controlled Shares of such person; Controlled Shares in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code); Daily Share Price with respect to the shares of the Company as of any Trading Day, the closing price of the shares of the Company on the New York Stock Exchange (or such other principal stock exchange or automated quotation system on which the shares of the Company are then traded) on such Trading Day; Director a director of the Company and shall include an Alternate Director; Disinterested Board Members Directors, other than Daniel S. Loeb or any other Director affiliated with or employed by the Sponsor or its Affiliates; Effective DateExchange Act the first date on which Kelso (as defined in Bye-law 7.1) and their affiliates, Pine Brook (as defined in Bye-law 7.1) and their affiliates, and Daniel S. Loeb and his affiliates (collectively, “Daniel S. Loeb”), taken together, no longer beneficially own more than 35% of the voting power of the Companyhas the meaning set out in Bye-law 27.1(c); Fair Market Value with respect to a repurchase of any shares of the Company in accordance with these Bye-laws, (i) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or 2 1006141665v111 quoted in) more than one exchange (or quotation system), the average closing sale price of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last five trading days immediately preceding the day on which notice of the repurchase of such shares is sent pursuant to these Bye-laws or (ii) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognised investment banking firm chosen by the Board and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided, that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (i) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares, and (ii) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be; Initial Public OfferingInvestor the first registered public offering of any class of common shares of the Company or TP Re under the United States securities laws or any amalgamation, scheme of arrangement or consolidation as a result of which the Members receive, as the consideration in such amalgamation, scheme of arrangement or consolidation, equity securities of a class that (i) has been registered as part of a public offering under the United States securities laws and (ii) is publicly traded on the New York Stock Exchange (or such other principal stock exchange or automated quotation system on which the shares of the Company or TP Re are then traded)CM Bermuda Limited, a Bermuda exempted company limited by shares; Investment ManagerInvestor has the Person appointed to manage the assets of TP Re Affiliated Group pursuant to an investment management agreementmeaning set out in Bye-law 5.5; Joint Venture and InvestmentInvestor the Joint Venture and Investment Management Rights Agreement Agreement ManagementInvestor Rights Agreement by 3 1006141665v111

and among TP Re, the Company, Sponsor and Third Point Advisors LLCthe Investor, dated as of December 22, 2011[●]; Member a person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires; Notice written notice as further provided in these Bye-laws unless otherwise specifically stated; Officer any person appointed by the Board to hold an office in the Company; Person any individual, corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, governmental authority or other entity of any kind; Qualified Initial Public Offering (i) a registered public offering or registered public offerings on a national securities exchange of any class of common shares of the Company or TP Re under the United States securities laws, or (ii) any amalgamation, scheme of arrangement or consolidation as a result of which the Members receive, as the consideration in such amalgamation, scheme of arrangement or consolidation, equity securities of a class that (a) has been registered as part of a public offering under the United States securities laws and (b) is publicly traded on a national securities exchange, in either of case (i) or (ii), immediately following which the Company and TP Re together shall have received no less than U.S. $150,000,000; Register of Directors and Officers the register of directors and officers referred to in these Bye-laws; Register of Members the register of members referred to in these Bye-laws; Regulatory Authority any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities 4 1006141665v111 exchange and any self-regulatory organization; Repurchase Notice has the meaning set out in Bye-law 3.4; Repurchase Price has the meaning set out in Bye-law 3.3; Resident Representative any person appointed to act as resident representative and includes any deputy or assistant resident representative; Secretary the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary; Shares shall be deemed to include the authorized sharesmeans a share in the capital of the Company, and other common shares of the Company and any options, warrants or securities exercisable for, or convertible or redeemable into, common shares of the Companyincludes a fraction of a share; Sponsor Third Point LLC; Subsidiary with respect to any Person, means a company, more than fifty percent (50%) (or, in the case of a wholly owned subsidiary, one hundred percent (100%)) of the outstanding voting shares of which are owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or any such Person and one or more other Subsidiaries; TP Re Third Point Reinsurance Company Ltd.; Trading Day any day on which the New York Stock Exchange (or such other principal stock exchange or automated quotation system on which the shares of the Company are then traded) is open for trading in securities listed thereon; Treasury Share a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; 5 1006141665v111

United States the United States of America and its dependent territories or any part thereof; and U.S. Person a “United States person” as defined in Section 957(c) of the Code. 1.2 In these Bye-laws, where not inconsistent with the context: (a) words denoting the plural number include the singular number and vice versa; (b) words denoting the masculine gender include the feminine and neuter genders; (c) words importing persons include companies, associations or bodies of persons whether corporate or not; (d) the words: (i) “may” shall be construed as permissive; and (ii) “shall” shall be construed as imperative; (e) a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; (f) the word “corporation” means a corporation whether or not a company within the meaning of the Act; and (g) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws. 1.3 In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form. 1.4 Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof. SHARES 2. Power to Issue Shares 2.1 Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in 6 1006141665v111 regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the MembersBoard may prescribe. 2.2 Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion). 3. Power and Obligation of the Company to Purchase its Shares 3.1 The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit. 3.2 The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act. 3.3 If at any time following the first anniversary of an Initial Public Offering, the average of the Daily Share Price for each Trading Day in the then most recent 12 month period is 90% or less of the Book Value, then the Company shall make an offer to repurchase a number of shares of the Company that, when combined with all prior repurchases pursuant to this Bye-Law 3.3, does not exceed 15% of the sum of (a) the number of shares of the Company outstanding after such repurchase and (b) the aggregate number of shares repurchased, provided that the majority of the Disinterested Board Members may, in its sole discretion, determine not to offer to make such a repurchase. Any offer to repurchase the Repurchase Offer Shares pursuant to Bye-law 3.3 shall be for a price per share determined by the Board, but in no event greater than Book Value. 3.4 No repurchase offer pursuant to Bye-law 3.3 shall be required if such repurchase does not comply with the Act or would result in (i) an adverse ratings action against the Company or TP Re by A.M. Best & Company, or (ii) any adverse action against the Company or TP Re by any Regulatory Authority. 3.3 3.5 Subject to the Act, if the Board in its sole discretion determines that ownership of shares of the Company by any Person may result in adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any Subsidiary of the Company or any other Person (including if such consequence arises as a result of any U.S. Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company after giving effect to any adjustment to voting power required by Bye-law 5), the Company will have the option, but not the obligation, to purchase all or part of the shares of the Company held by such Person to the extent the Board, in the reasonable exercise of its discretion, determines it is necessary to avoid or cure such adverse consequences) for immediately available funds in an amount equal to the Fair Market Value of such shares on the business day immediately prior to the date the Company sends the Repurchase Notice referred to below (the “Repurchase Price”); provided, that the Board will use reasonable efforts to exercise this option equally among similarly situated Persons (to the extent possible under the circumstances). In the event that the Company determines to purchase any such shares, the Company will be entitled to assign its purchase right to a third party or parties, including one or more of the other 7 1006141665v111

Persons, with the consent of such assignee. Each Person shall be bound by the determination by the Company to purchase or assign its right to purchase such Person’s shares and, if so required by the Company, shall sell the number of shares of the Company that the Company requires it to sell. 3.4 3.6 In the event that the Company or its assignee(s) determines to purchase any such shares, the Company shall provide each Member concerned with written notice of such determination (a “Repurchase Notice”) at least seven (7) calendar days prior to such purchase or such shorter period as each such Member may authorise, specifying the date on which any such shares are to be purchased and the Repurchase Price. The Company may revoke the Repurchase Notice at any time before it (or its assignee(s)) pays for the shares. Neither the Company nor its assignee(s) shall be obligated to give general notice to any Person of any intention to purchase or the conclusion of any purchase of shares of the Company. The closing of any such purchase of shares of the Company shall be nooccur not less than seven (7) calendar days after receipt of the Repurchase Notice by the Member, unless such Member agrees to a shorter period, and payment of the Repurchase Price by the Company or its assignee(s) shall be by wire transfer or certified check. 3.5 3.7 If the Company purchases any shares pursuant to Bye-laws 3.53.3 and 3.63.4, it shall do so only in a manner that the Board believes would not result, upon consummation of such transaction, in any U.S. Person owning Controlled Shares of 9.5% or more of the value of the Company or the voting shares of the Company (after giving effect to any adjustment to voting power required by Bye-law 5). Notwithstanding the foregoing, the Board, in its sole discretion and by unanimous consent of all of the Directors then in office, may waive the provisions of Bye-laws 3.53.3 and 3.63.4. 4. Rights Attaching to Shares 4.1 At the date these Bye-laws are adopted, the share capital of the Company is divided into two classes: (i) common shares (the “Common Shares”) and (ii) preference shares (the “Preference Shares”). 4.2 The holders of the Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares): (a) be entitled to one vote per share; (b) be entitled to such dividends as the Board may from time to time declare; (c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and (d) generally be entitled to enjoy all of the rights attaching to shares. 8 1006141665v111

4.3 The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to establish from time to time the number of shares to be included in each series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (a) the number of shares constituting that series and the distinctive designation of that series; (b) the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series; (c) whether the series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights; (d) whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine; (e) whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates; (f) whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund; (g) the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any Subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any Subsidiary of any issued shares of the Company; (h) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment in respect of shares of that series; and 9 1006141665v111

(i) any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series. 4.4 Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares. 4.5 At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations. 4.6 All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company. 5. Adjustment to Voting Power 5.1 If the votes conferred by the Controlled Shares of any Person would otherwise cause such Person or any other Person to be treated as a 9.5% Shareholder with respect to any matter (including, without limitation, election of directors), the votes with respect to such matter conferred by the shares of such Person’s Controlled Group are hereby reduced (and shall be automatically reduced in the future) by whatever amount is necessary so that, after any such reduction, the votes conferred by the Controlled Shares of such Person shall not result in such Person or any other Person being treated as a 9.5% Shareholder with respect to the vote on such matter. 5.2 The reduction in votes pursuant to the preceding Bye-law shall be determined as follows: (a) Beginning with the Controlled Group of the Person whose Controlled Shares have the largest number of votes and continuing, as required, with the Controlled Group of each Person whose Controlled Shares successively have a smaller number of votes (after giving effect to prior reductions), the reduction in votes 10 1006141665v111 conferred by the shares of a Controlled Group shall be effected proportionately among all the shares of such Controlled Group in accordance with the relative voting power of such shares. Generally, the Board will effectuate the reduction of votes in the manner and order described in the preceding sentence. If varying the order in which votes are reduced would result in a more equitable allocation of the reduction of votes as determined by the Board, the Board shall have the discretion to vary the order in which votes are reduced. (b) If there is a Person whose activities have been determined by the Board to have caused the application of subparagraph (a), after all required reductions in votes conferred on shares of Controlled Groups are effected pursuant to subparagraph (a), (i) the amount of any reduction in the votes of the shares of each Controlled Group effected by application of subparagraph (a) above shall be reallocated within such Controlled Group and conferred on the shares held directly by the Person whose actions have been determined by the Board to have caused the application of such subparagraph and (ii) the voting power of the shares held by each other Person holding shares in such Controlled Group shall be increased by such Person’s proportionate share of such reduction, in each case, to the extent that so doing does not cause any Person to be treated as a 9.5% Shareholder. 5.3 The Board shall implement the foregoing in the manner set forth in this Bye-law 5. In addition to any other provision of this Bye-law 5, any shares shall not carry rights to vote or shall have reduced voting rights to the extent that the Board reasonably determines, by the affirmative vote of a majority of the Directors, that it is reasonably necessary that such shares should not carry the right to vote or shall have reduced voting rights in order to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any Subsidiary of the Company or any Person or its Affiliates; provided that the Board will use reasonable efforts to ensure equal treatment to similarly situated Persons to the extent possible under the circumstances and; provided further that the Board shall reallocate the amount of any reduction in vote in the manner described in Bye-law 5.2(b). 5.4 The Board shall have the authority to request from any Member such information as the Board may reasonably request for the purpose of determining whether any Member’s voting rights are to be adjusted. If any Member fails to respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Board may in its sole discretion determine that such Member’s shares shall carry no voting rights, in which case such shares shall not carry any voting rights until otherwise determined by the Board in its absolute discretion. Any Member shall give notice to the Company within ten days following the date that such Member acquires actual knowledge that it or, to the extent practicable, any Person who is a deemed or constructive owner of such Member’s Controlled Shares, is the actual, deemed or constructive owner of Controlled Shares of 9.5% or more of the Company. 11 1006141665v111

The determination by the Board, taking into account any written advice of outside legal counsel which the Board determines to obtain, as to any adjustments to voting power of any share made pursuant to this Bye-law 5 shall be final and binding on all Persons. 5.5 If the aggregate votes conferred by the Shares beneficially owned by the Investor, its Affiliates and its Related Persons (together, the “Investor Affiliated Group”) would cause the Investor Affiliated Group to be treated as a 9.9% Shareholder with respect to any matter at a general meeting of shareholders of the Company (including, without limitation, with respect to the election of directors), the votes with respect to such matter conferred by the Shares of the Investor Affiliated Group shall be reduced by whatever amount is necessary so that, after any such reduction and giving effect to reallocation of voting power to other holders of Shares, the votes conferred by the Shares beneficially owned by the Investor Affiliated Group shall be equal to (and not less than) 9.9% of the total outstanding vote of the Shares with respect to such matter. Such cutback shall be determined on a meeting by meeting basis. For the purposes of this Bye-law 5.5 only, “Affiliate”, “beneficially owned” and “Related Persons” shall have the respective meanings ascribed thereto in the Investor Rights Agreement. A reduction in votes pursuant to this Bye-law 5.5 shall be determined as follows: beginning with the Controlled Group of the Person whose Controlled Shares have the largest number of votes and continuing, as required, with the Controlled Group of each Person whose Controlled Shares successively have a smaller number of votes (after giving effect to prior reductions), the reduction in votes conferred by the shares of a Controlled Group shall be effected proportionately among all the shares of such Controlled Group in accordance with the relative voting power of such shares. Generally, the Board will effectuate the reduction of votes in the manner and order described in the preceding sentence. For the avoidance of doubt, such reduction shall be applied in such a manner as will not cause any other Person to be treated as a 9.5% Shareholder. 6. Certain Subsidiaries 6.1 Notwithstanding any other provision of these Bye-laws to the contrary, if the Company is required or entitled to vote at a general meeting of any subsidiary of the Company that is designated by the Board as subject to this Bye-Law, is not a corporation organized under the laws of the United States or any state (or limited liability company organized under the laws of the United States or any state that is taxable as a corporation for United States Federal income tax purposes) or thatand is not treated as a pass-through vehicle or disregarded entity for United States federal income tax purposes (unless such disregarded entity owns, directly or indirectly, any subsidiary organized under the laws of a jurisdiction outside the United States that is treated as a corporation for United States federal income tax purposes) (together, the “Designated Companies”), the Board shall refer the subject matter of the vote (other than the removal and remuneration of auditors, the approval of financial statements and reports thereon, and the remuneration of Directors) to the Members of the Company on a poll (subject to Bye-law 5) and seek authority from the Members for the Company’s corporate representative or proxy to vote in favour of the resolution proposed by the Designated Company. The Board shall cause the Company’s corporate representative or proxy to vote the Company’s shares in the Designated Company pro rata to the votes received at the general meeting of the 12 1006141665v111

Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Designated Company. The Board shall have authority to resolve any ambiguity. 6.2 The Board in its discretion shall require that the Bye-laws or Articles of Association or similar organizational documents of each Designated Company shall contain provisions substantially similar to this Bye-law 6. The Company shall enter into agreements, as and when determined by the Board, with each such Designated Company, only if and to the extent reasonably necessary and permitted under applicable law, to effectuate or implement this Bye-law 6. 7. Special Actions[Intentionally Omitted] 7.1 Notwithstanding anything to the contrary in these Bye-laws, the Company shall not and shall cause TP Re not to subject to Bye-Law 7.2 without the prior and express written consent of each of Daniel S. Loeb, KEP TP Holdings, L.P. and KIA TP Holdings, L.P. (collectively, “Kelso”) and Pine Brook LVR, L.P. (“Pine Brook” and together with Kelso (the “Lead Investors”) and together with Daniel S. Loeb, the “Founders”) enter into any transaction with any (i) Affiliate of the Company, (ii) Member and/or director, officer, employee, and/or Affiliate of any Member, and/or (iii) director, officer, employee, and/or Affiliate of any of the foregoing. 7.2 Notwithstanding anything to the contrary in these Bye-Laws, the consent right of each Founder set forth in Bye-Law 7.1 shall survive an Initial Public Offering until such time as such Founder holds shares representing less than 25% of the shares held by such Founder on December 22, 2011. 8. Calls on Shares 8.1 The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls. 8.2 Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call. 13 1006141665v111

8.3 The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof. 8.4 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable. 9. Forfeiture of Shares 9.1 If any Member fails to pay, on the day appointed for payment thereof, any call pursuant to Bye-law 8 in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following: Notice of Liability to Forfeiture for Non-Payment of Call Third Point ReinsuranceSiriusPoint Ltd. (the “Company”) You have failed to pay the call of [amount of call] made on the [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [●] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited. Dated this [date] [Signature of Secretary] By Order of the Board 9.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act. 9.3 A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith. 9.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited. 14 1006141665v111

10. Share Certificates 10.1 Every Member shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. 10.2 The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted. 10.3 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit. 10.4 Notwithstanding any provisions of these Bye-laws: (a) the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and (b) unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations including applicable rules of the New York Stock Exchange, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument. 11. Fractional Shares The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up. 15 1006141665v111

REGISTRATION OF SHARES 12. Register of Members 12.1 The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act. 12.2 The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year. 13. Registered Holder Absolute Owner The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person. 14. Transfer of Registered Shares 14.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept: Transfer of a Share or Shares Third Point ReinsuranceSiriusPoint Ltd. (the “Company”) FOR VALUE RECEIVED……………….. [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company. DATED this [date] Signed by: In the presence of: ____________________ __________________ Transferor Witness Signed by: In the presence of: ____________________ ________________ Transferee Witness 14.2 Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members. 16 1006141665v111

14.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer. 14.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member. 14.5 The Board may in its absolute discretion and without assigning any reason therefore refuse to register the transfer of a share which is not fully paid up. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal. 14.6 Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act. 15. Transmission of Registered Shares 15.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member. 15.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following: Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member Third Point ReinsuranceSiriusPoint Ltd. (the “Company”) I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a 17 1006141665v111 transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions. DATED this [date] Signed by: In the presence of: ____________________ __________________ Transferor Witness Signed by: In the presence of: ____________________ ________________ Transferee Witness 15.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be. 15.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders. ALTERATION OF SHARE CAPITAL 16. Power to Alter Capital 16.1 The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act. 16.2 Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit. 17. Variation of Rights Attaching to Shares If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or 18 1006141665v111 representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. DIVIDENDS AND CAPITALISATION 18. Dividends 18.1 The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company. 18.2 The Board may fix any date as the record date for determining the Members entitled to receive any dividend. 18.3 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others. 18.4 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company. 19. Power to Set Aside Profits The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. 20. Method of Payment 20.1 Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct. 20.2 In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares. 20.3 The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise. 19 1006141665v111

20.4 The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant. 21. Capitalisation 21.1 The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members. 21.2 The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution. MEETINGS OF MEMBERS 22. Annual General Meetings Notwithstanding the provisions of the Act entitling the Members of the Company to elect to dispense with the holding of an annual general meeting, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place, which shall not be in the United States, as the Chairman (if any) or any two Directors or any Director and the Secretary or the Board shall appoint. 23. Special General Meetings The Chairman (if any) or any two Directors or any Director and the Secretary or the Board may convene a special general meeting which shall not be in the United States whenever in their judgment such a meeting is necessary. 24. Requisitioned General Meetings and Other Business 24.1 The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply. 24.2 In addition to any rights of Members under the Act or these Bye-laws, business may be brought before any annual general meeting or any special general meeting by any person who: (i) is a Member of record on the date of the giving of the notice provided for in this 20 1006141665v111

Bye-law 24 and on the record date for the determination of Members entitled to receive notice of and vote at such meeting; and (ii) complies with the notice procedures set forth in this Bye-law 24; provided always that the business to be brought before any general meeting is, under applicable law, a proper subject for determination by the Members. 24.3 In addition to any other applicable requirements, for other business to be proposed by a Member pursuant to Bye-law 24.2, such Member must have given timely notice thereof in proper written form to the Secretary. 24.4 To be timely, a notice given to the Secretary pursuant to Bye-law 24.3 must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company as set forth in the Company’s filings with the U.S. Securities and Exchange Commission: (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting or, in the event the annual general meeting is called for a date that is greater than 30 days before or after such anniversary, the notice must be so delivered or mailed and received not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which initial public disclosure of the date of the annual general meeting was made; and (ii) in the case of a special general meeting, not later than 7 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which initial public disclosure of the date of the special general meeting was made. In no event shall the adjournment or postponement of any meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Member’s notice as described in Bye-law 24.4. 24.5 To be in proper written form, a notice given to the Secretary pursuant to Bye-law 24.3 must set forth as to each matter such Member proposed to bring before the general meeting: (i) a brief description of the business desired to be brought before the general meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bye-laws of the Company, the language of the proposed amendment) and the reasons for conducting such business at the general meeting; (ii) the name and record address of such Member and of the beneficial owner, if any, on whose behalf the business is being proposed; (iii) the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Member and such beneficial owner (including any shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to ownership of shares of the Company; (v) a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such beneficial owner (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares), the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership 21 1006141665v111 or otherwise) of any shares or any class or series of shares of the Company, manage the risk of share price changes for, or increase or decrease the voting power of, such Member or beneficial owner, or which provides, directly or indirectly, such Member or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of the Company; (vi) a description of all agreements, arrangements, understandings or relationships between such Member or such beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business by such Member and any material interest of such Member or such beneficial owner or any of their respective affiliates or associates in such business; (vii) a representation that such Member intends to appear in person or by proxy at the general meeting to bring such business before the general meeting; (viii) a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to Members of at least the percentage of the voting power of the Company’s issued and outstanding shares required to pass such proposed business and/or (B) otherwise solicit proxies from Members in support of such proposed business; and (ix) such other information relating to the proposed business as the Company may reasonably require. 24.6 Once business has been properly brought before the general meeting in accordance with the procedures set forth in this Bye-law 24, nothing in this Bye-law shall be deemed to preclude discussion by any Member of such business. If the chairman of a general meeting determines that business was not properly brought before the meeting in accordance with this Bye-law 24, the chairman shall declare to the meeting that the business was not properly brought before the meeting and the determination of the chairman shall be final and such business shall not be transacted. 24.7 No business may be transacted at a general meeting, other than business that is either (i) properly brought before the general meeting by or at the direction of the Board (or any duly authorised committee thereof); or (ii) properly brought before the general meeting by any Member or Members in accordance with the Act or these Bye-laws. 24.8 If requested by the Company, the information required under Bye-laws 24.5(iii), (iv), (v) and (vi) shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date. 25. Notice 25.1 At least 21 days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time which shall not be in the United States at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting. 22 1006141665v111

25.2 At least 21 days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place which shall not be in the United States and the general nature of the business to be considered at the meeting. 25.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting. 25.4 A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting. 25.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting. 26. Giving Notice and Access 26.1 A notice may be given by the Company to a Member: (a) by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or (b) by sending it by letter mail or courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or (c) by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or (d) by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or (e) by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met. 26.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the 23 1006141665v111

Register of Members and notice so given shall be sufficient notice to all the holders of such shares. 26.3 In proving service under paragraphs 26.1 (b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means. 27. Notice of Nominations and Member Businessof Directors 27.1 Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. 27.1 Annual General Meetings (a) Nominations of persons for election to the Board or the proposal of other business to be transacted by the Members may be made at anany annual general meeting only (A) pursuant to the Company’s notice ofof Members, or at any special general meeting (or any supplement thereto)of Members called for the purpose of electing directors,(Ba) by or at the direction of the Board or (C) subject to any applicable law, by Members(or any duly authorized committee thereof), (b) by any Members pursuant to the valid exercise of the power granted under the Act, or (c) by any Member of the Company (i) who is a Member of record aton the timedate of the giving of the notice as provided for in this Bye- law 27.1 and who comply27 and on the record date for the determination of Members entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Bye-law 27.1;27. (b) For nominations or other business to be properly brought before an annual general meeting by a Member pursuant to clause (C) of Bye-law 27.1(a), theIn addition to any other applicable requirements, for a nomination to be made by a Member, such Member must have given timely notice thereof in writingproper written form to the Secretary and any such proposed business must constitute a proper matter for Member actionof the Company. To be timely, a Member’s notice shallto the Secretary must be delivered to or mailed and received by the Secretary at the registered officeat the Registered Office and the principal executive offices of the Company as set forth in the Company’s filings with the Securities and Exchange Commission (a) in the case of an annual general meeting, not less than 90seventy (70) days nor more than one hundred and twenty (120) days prior to the first anniversary date of the immediately preceding year’s annual general meeting; provided, however, that in the event that the annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Member in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual general meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date then to be timely such notice must be received at the registered office of the Company no earlier than 120 days prior to 24 1006141665v111 such annual general meeting and no later than the later of 70 days prior towas mailed or such public disclosure of the date of the annual general meeting or thewas made, whichever first occurs; and (b) in the case of a special general meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public announcementnotice of the date of the special general meeting was first made by the Companymailed or public disclosure of the date of the special general meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described above. For purposes of Bye-laws 27.1(b) and 27.2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, PR Newswire, Businesswire, Bloomberg or any comparable news service in the United States or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934; (c) To be in proper written form, a Shareholder’s notice to the Secretary must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a Director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of Shares which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder, (ii) the class or series and number of Shares which are owned beneficially or of record by such Shareholder, (iii) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named, in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected. (d) (c) A Member’s notice to the Secretary shall set forth (A) as to each person whom the Member proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934 (including such person’s written consent to being 25 1006141665v111 named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that the Member proposes to bring before the general meeting, a brief description of the business desired to be brought before the general meeting, the text of the proposal or business, the reasons for conducting such business at the general meeting and any material interest in such business of such Member and the beneficial owner, if any, on whose behalf the proposal is made, and (C) as to the Member giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of such Member (as they appear in the Register of Members) and any such beneficial owner; (ii) the class or series and number of shares of the Company which are held of record or are beneficially owned by such Member and by any such beneficial owner; (iii) a description of any agreement, arrangement or understanding between or among such Member and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business; (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, share appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Member or any such beneficial owner or any such nominee with respect to the Company’s securities (a “Derivative Instrument”); (v) to the extent not disclosed pursuant to clause (iv) above, the principal amount of any indebtedness of the Company or any of its subsidiaries beneficially owned by such Member or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Member or such beneficial owner relating to the value or payment of any indebtedness of the Company or any such Subsidiary; (vi) a representation that the Member is a holder of record of shares of the Company entitled to vote at such general meeting and intends to appear in person or by proxy at the general meeting to bring such nomination or other business before the general meeting; and (vii) a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding shares required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from Members in support of such proposal or nomination; 26 1006141665v111

(d) If requested by the Company, the information required under clauses (ii), (iii), (iv) and (v) of Bye-law 27.1(c) shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for notice of the general meeting to disclose such information as of such record date; (e) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-law 27.1 other than a nomination shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the general meeting. 27.2 Special General Meetings (a) Only such business shall be conducted at a special general meeting as shall have been brought before the general meeting in accordance with the Company’s notice of meeting pursuant to Bye-laws 25 and 26. (b) Nominations of persons for election to the Board at a special general meeting may be made (i) by or at the direction of the Board or (ii) provided that the Board has determined that Members may nominate persons for election to the Board at such general meeting, by any Member of the Company who is a Member of record at the time of giving of notice provided for in this Bye-law 27.2(b), who shall be entitled to vote at the general meeting and who complies with the notice procedures set forth in this Bye-law 27. (c) For nominations to be properly brought before a special general meeting by a Member pursuant to this Bye-law 27.2(b)(ii), the Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to or mailed and received at the registered office of the Company (A) not earlier than 120 days prior to the date of the special general meeting nor (B) later than the later of 90 days prior to the date of the special general meeting or the 10th day following the day on which public announcement of the date of the special general meeting was first made. (d) A Member’s notice to the Secretary, including any notice of requisition pursuant to Bye-law 24, shall comply with the notice requirements of Bye-law 27.1(c) and (d). 27.3 General (a) At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary the information that is required to be set forth in a Member’s notice of nomination pursuant to Bye-law 27.1(c). (b) No person shall be eligible to be nominated by a Member to serve as a directorfor election as a Director of the Company unless nominated in accordance with the procedures set forth in this Bye-law 27. 27 1006141665v111

(c) If the Chairman The chairman of the general meeting shall, if the facts warrant, determine and declare to the general meetingdetermines that a nomination was not made in accordance with the foregoing procedures prescribed by these Bye-laws or that business was not properly brought before the general meeting, and if he should so determine and declare, the, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded or such business shall not be transacted, as the case may be. (e) (d) Notwithstanding the foregoing provisions of this Bye-law 27, unless otherwise required by the Act, if the Member (or a qualified representative of the Member) does not appear at the annual general meeting or special general meeting to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 27.327.1(e), to be considered a qualified representative of the Member, a person must be a duly authorized officer, manager or partner of such Member or must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the general meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting. 27.2 27.4 Without limiting the foregoing provisions of this Bye-law 27, a Member shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Bye-law 27; provided, that any references in these Bye-laws to the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bye-law, and compliance with Bye-law 27.1 or 27.2 shall be the exclusive means for a Member to make nominations or submit other business (other than as provided in Bye-law 27.1(e)). 28. Postponement or Cancellation of General Meeting The Secretary may, and on instruction of the Chairman or president the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to each Member in accordance with these Bye- laws. 29. Electronic Participation and Security in Meetings 29.1 Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. 28 1006141665v111

29.2 The Board may, and at any general meeting, the Chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of the general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions. 30. Quorum at General Meetings 30.1 At any general meeting two or more persons present in person throughout the meeting and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided, however that no Member may participate in any general meeting during which that Member (or, if any Member is an entity, its representative) is physically present in the United States. 30.2 If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place (which shall not be in the United States) or to such other day, time or place (which shall not be in the United States) as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place (which shall not be in the United States) announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws. 31. Chairman to Preside at General Meetings Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman of the meeting at all general meetings at which such person is present. In their absence a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote. 32. Voting on Resolutions 32.1 Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail. 32.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member. 32.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for 29 1006141665v111 the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand. 32.4 In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands. 32.5 At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. 32.6 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact. 33. Power to Demand a Vote on a Poll 33.1 Notwithstanding the foregoing, a poll may be demanded by any of the following persons: (a) the chairman of such meeting; or (b) at least three Members present in person or represented by proxy; or (c) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or (d) any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right. 33.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way. 30 1006141665v111

33.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll. 33.4 Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting. 34. Voting by Joint Holders of Shares In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members. 35. Instrument of Proxy 35.1 An instrument appointing a proxy shall be in writing in substantially the following form or such other form as the chairman of the meeting shall accept: Proxy Third Point ReinsuranceSiriusPoint Ltd. (the “Company”) I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here.] Signed this [date] Member(s) 35.2 The instrument appointing a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an 31 1006141665v111 instrument appointing a proxy which is not received in the manner so prescribed shall be invalid. 35.3 A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares. 35.4 Subject to Bye-law 34.5, theThe decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final. 35.5 Any Member may irrevocably appoint a proxy and in such case: (i) such appointment shall be irrevocable in accordance with the terms of the instrument of appointment; (ii) the Company shall be given notice of the appointment, such notice to include the name, address, telephone number and electronic mail address of the proxy, and the Company shall give to such proxy notice of all meetings of shareholders of the Company; (iii) such proxy shall be the only person entitled to vote the relevant Shares at any meeting at which such proxy is present; and (iv) the Company shall be obliged to recognise the proxy until such time as such proxy shall notify the Company in writing that the appointment of such proxy is no longer in force. 36. Representation of Corporate Member 36.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives. 36.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member. 37. Adjournment of General Meeting 37.1 The chairman of a general meeting at which quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting. 37.2 The chairman of a general meeting may adjourn a meeting to another time and place without the consent or direction of the Members if it appears to him that: (a) it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or (b) the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or 32 1006141665v111

(c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. 37.3 Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws. 38. Written Resolutions No resolution of the Company in general meeting or resolution of a meeting of any class of the Members may be adopted by written resolution. 38.1 Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution signed by or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution. 38.2 Notice of a written resolution shall be given, and a copy of the resolution shall be circulated, to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution. 38.3 A written resolution is passed when it is signed by, or in the case of a Member that is a corporation, on behalf of, the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting. 38.4 A resolution in writing may be signed in any number of counterparts. 38.5 A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly. 38.6 A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act. 38.7 This Bye-law shall not apply to: (a) a resolution passed to remove an Auditor from office before the expiration of his term of office; or (b) a resolution passed for the purpose of removing a Director before the expiration of his term of office. 33 1006141665v111

38.8 For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. 38.9 This Bye-law 38 shall no longer apply or have effect from and after the Effective Date, and, from and after the Effective Date, no resolution of the Company may be adopted by written resolution. 39. Directors Attendance at General Meetings The Directors shall be entitled to receive notice of, attend and be heard at any general meeting. DIRECTORS AND OFFICERS 40. Election of Directors 40.1 Only persons who are proposed or nominated in accordance with Bye-law 27 shall be eligible for election as Directors. 40.2 Where persons are validly proposed for re-election or election as a Director, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors. 40.3 For so long as a Lead Investor holds Shares representing at least 25% of the total number of Shares held by such Lead Investor on December 22, 2011, such Lead Investor shall have the right to appoint one Class III director to the Board of Directors of the Company at each annual general meeting at which the term of such Lead Investor’s appointee expires. 40.3 40.4 At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting. 41. Number of Directors The Board shall consist of such number of Directors, not fewer than five Directors, as the Board may from time to time determine in its sole discretion, up to a maximum of eleventhirteen Directors. 42. Term of Office of Directors 42.1 The Directors shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class (“Class I”) whose initial term expires at the 2014 annual general meeting of the Members will be elected for a three year term, another class (“Class II”) whose initial term expires at the 2015 annual general meeting of the Members will be elected for a three year term, and 34 1006141665v111 another class (“Class III”) whose initial term expires at the 2016 annual general meeting of the Members will be elected for a three year term, with each class to hold office until its successors are elected and qualified. 42.2 At each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his term expires, subject to his office being vacated pursuant to Bye- law 45.1. 43. Alternate Directors; Board Observers 43.1 At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors. 43.2 Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. 43.3 An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed. 43.4 An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws. 43.5 The Company shall permit one representative of each of Daniel S. Loeb, Kelso, Pine Brook and P RE Opportunities Ltd. (“PROL”) (but only for so long as Daniel S. Loeb, Kelso, Pine Brook or PROL, as applicable, hold Shares) to attend all meetings of the Board of Directors as observers, and shall provide such person with such notice and other information with respect to such meetings as are delivered to the directors of the Company. Notwithstanding the foregoing, the Company (i) may condition the right of any such person to attend meetings of the Board of Directors and receive notice and other information with respect to such meetings on the execution of a confidentiality agreement reasonably satisfactory to the Company, and (ii) may prevent such 35 1006141665v111 person from attending a meeting of the Board of Directors (or portion thereof) or receiving certain information with respect thereto if the Company believes, after consultation with counsel, that it is necessary to do so to ensure preservation of the attorney-client privilege. 44. Removal of Directors 44.1 From the date of the adoption of these Bye-laws until the Effective Date, subject to any provision to the contrary in these Bye-laws, the Members holding a majority of the voting shares of the Company may, at any special general meeting convened and held in accordance with these Bye-laws, by the affirmative vote of all such Members, remove a Director, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal. 44.2 From the Effective Date, Subject to any provision to the contrary in these Bye-laws, the Members holding a majority of the voting shares of the Company may, at any special general meeting convened and held in accordance with these Bye-laws, by the affirmative vote of all such Members, remove a Director only with cause, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal. 44.2 44.3 If a Director is removed from the Board under this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy. 44.3 44.4 For the purposes of this Bye-law, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company. 45. Vacancy in the Office of Director 45.1 The office of Director shall be vacated if the Director: (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law; (b) is or becomes bankrupt, or makes any arrangement or composition with his creditors generally; (c) is or becomes of unsound mind or dies; or (d) resigns his office by notice to the Company. 36 1006141665v111

45.2 The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed, provided that in the event the vacancy to be filled is for a Lead Investor’s appointee and such Lead Investor meets the qualifications set forth in Bye-Law 40.3 for its entitlement to appoint a Director, then such Lead Investor shall appoint the Director to fill such vacancy. and any such appointment shall only be for a term of office equal to the remainder of the full term of the class of Directors to which the Director was appointed or in which the vacancy was created from any increase in the number of Directors, as the case may require. A Director who is appointed by the Board to fill the vacancy resulting from the removal of a Director pursuant to Bye-law 44 shall hold office for the remainder of the full term of the class of Directors of the removed Director. 46. Remuneration of Directors The remuneration (if any) of the Directors shall be determined by the Board of Directors or a committee thereof and shall be deemed to accrue from day to day. The Directors and any board observers appointed pursuant to Bye-law 43.5 will also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the Board meetings, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally. 47. Defect in Appointment All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity. 48. Directors to Manage Business The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting. 49. Powers of the Board of Directors The Board may: (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties; (b) exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock 37 1006141665v111 and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party; (c) appoint one or more Directors to the office of managing director or chief executive office of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company; (d) appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business; (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney; (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company; (g) delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board; (h) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit; (i) present any petition and make any application in connection with the liquidation or reorganisation of the Company; (j) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and (k) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company. 38 1006141665v111

50. [Intentionally Omitted] 51. Register of Directors and Officers The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act. 52. Appointment of Officers The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit. 53. Appointment of Secretary The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit. 54. Duties of Officers 54.1 The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time. 54.2 The duties of the Secretary shall be those prescribed by the Act together with such other duties as shall from time to time be prescribed by the Board. 55. Remuneration of Officers The Officers shall receive such remuneration as the Board or a committee thereof may determine. 56. Conflicts of Interest 56.1 Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company. 56.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act and such Director shall be required to recuse himself from any board meeting at which such contract or arrangement is to be considered. 56.3 Following a declaration being made pursuant to this Bye-law, a Director shall not vote in respect of any contract or proposed contract or arrangement in which such Director is interested, shall not be counted in the quorum for such meeting and shall be required to recuse himself from any discussion, provided that such restrictions shall not apply to the investment management 39 1006141665v111 agreement, dated December 22, 2011, by and between the Company, TP Re or any of their respective affiliates (including, without limitation, the Joint Venture and Investment Management Agreement but except as expressly set forth in such Joint Venture and Investment Management Agreement), and the Sponsor, or any of its affiliates, or any amendment, modifications or waivers thereof or any successor agreement thereto. For the avoidance of doubt, no Director shall be considered “interested” with respect to any transactions in which all the Members participate or are offered to participate. 56.3 Following a declaration being made pursuant to this Bye-law, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting and shall not be liable to account to the Company for any profit realised thereby. 56.4 Subject to the Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer of or has an interest in any person and is to be regarded as interested in any transaction or arrangement made with that person shall be sufficient declaration of interest in relation to any transaction or arrangement so made. 57. Indemnification and Exculpation of Directors and Officers 57.1 The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company or any Subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any Subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THATprovided that this indemnity shall not extend to any matter in respect of any fraud, dishonesty, gross negligence or wilful misconduct which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any Subsidiary thereof, PROVIDED THATprovided that such waiver shall not extend to any matter in respect of any fraud, dishonesty, gross negligence or wilful misconduct which may attach to such Director or Officer. 40 1006141665v111

57.2 The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any Subsidiary thereof. 57.3 The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him. 57.4 No amendment of this Bye-law 57 shall impair the rights of any indemnified person arising at any time with respect to any acts or omissions occurring prior to such amendment. For purposes of this Bye-law 57, the term “Company” shall include any constituent entity (including any constituent of a constituent) absorbed by the Company in a consolidation, merger, amalgamation, or similar business combination. MEETINGS OF THE BOARD OF DIRECTORS 58. Board Meetings The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit provided, however, that no Director may participate in any meeting of the Board or committee thereof while physically present in the United States unless permitted by the Company’s operating guidelines. A resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail. 59. Notice of Board Meetings A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting or a meeting of a committee of the Board. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose at least 48 hours prior to such Board meeting, unless each Director attends or gives his prior written consent to the meeting being held on such shorter notice. 60. Electronic Participation in Meetings Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting provided, however, that no Director may participate in any 41 1006141665v111 meeting of the Board or a committee thereof while physically present in the United States unless permitted by the Company’s operating guidelines. 61. Quorum at Board Meetings The quorum necessary for the transaction of business at a Board meeting shall be a majority of the Directors then in office. 62. Board to Continue in the Event of Vacancy The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company. 63. Chairman to Preside Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all Board meetings at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting. 64. Written Resolutions A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting or the applicable committee thereof, duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution, provided that no such resolution shall be valid unless the last signature of a Director is affixed outside the United States (but, notwithstanding Bye-laws 58 and 60 hereof, a Director who is not the last Director to sign may sign a resolution in writing even though he is in the United States). Such resolution shall be deemed to be adopted as an act of the Board or the applicable committee thereof, at the place where, and at the time when, the last signature of a Director is affixed thereto. For the purposes of this Bye-law only, “the Directors” shall not include an Alternate Director. 65. Validity of Prior Acts of the Board No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made. CORPORATE RECORDS 66. Minutes The Board shall cause minutes to be duly entered in books provided for the purpose: (a) of all elections and appointments of Officers; 42 1006141665v111

(b) of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and (c) of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board. 67. Place Where Corporate Records Kept Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company. 68. Form and Use of Seal 68.1 The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda. 68.2 A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose. 68.3 A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents. ACCOUNTS 69. Records of Account 69.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to: (a) all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates; (b) all sales and purchases of goods by the Company; and (c) all assets and liabilities of the Company. 69.2 Such records of account shall be kept at the registered office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. 69.3 Such records of account shall be retained for a minimum period of five years from the date on which they are prepared. 43 1006141665v111

70. Financial Year End The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year. AUDITS 71. Annual Audit Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year. 72. Appointment of Auditor 72.1 Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. 72.2 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company. 73. Remuneration of Auditor 73.1 The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine. 73.2 The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board. 74. Duties of Auditor 74.1 The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards. 74.2 The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used. 75. Access to Records The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company. 44 1006141665v111

76. Financial Statements 76.1 Subject to any rights to waive laying of accounts pursuant to the Act, financial statements, as required by the Act, shall be laid before the Members in a general meeting annually. A resolution in writing made in accordance with Bye-law 37 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in general meeting. 77. Distribution of Auditor’s Report The report of the Auditor shall be submitted to the Members in general meeting. 78. Vacancy in the Office of Auditor The Board may fill any casual vacancy in the office of the auditor. BUSINESS COMBINATIONS 79. Business Combinations 79.1 Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person became an Interested Shareholder must be approved by the Board and authorised at an annual or special general meeting, by the affirmative vote of at least 66.67% of the issued and outstanding voting shares of the Company that are not owned by the Interested Shareholder, unless: (a) prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or (b) upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the number of issued and outstanding voting shares of the Company at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer. 79.2 The restrictions contained in this Bye-law 79 shall not apply if: (a) a Member becomes an Interested Shareholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or 45 1006141665v111

(b) the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the earlier of the public announcement or the notice required hereunder of, a proposed transaction which (i) constitutes one of the transactions described in the following sentence; (ii) is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to: (i) a merger, amalgamation or consolidation of the Company (except an amalgamation in respect of which, pursuant to the Act, no vote of the shareholders of the Company is required); (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly- owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; or (iii) a proposed tender or exchange offer for 50% or more of the issued and outstanding voting shares of the Company. (c) For the purposes of this Bye-law 79.2 only, the term: (i) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person; (ii) “associate,” when used to indicate a relationship with any person, means: (i) any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person; 46 1006141665v111

(iii) “Business Combination,” when used in reference to the Company and any Interested Shareholder of the Company, means: (a) any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority- owned by the Company, wherever incorporated, with (A) the Interested Shareholder or any of its affiliates, or (B) with any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued and outstanding shares of the Company; (c) any transaction which results in the issuance or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued and outstanding prior to the time that the Interested Shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or (D) any issuance or transfer of shares by the Company; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder’s proportionate share of the any class or series of shares; (d) any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company 47 1006141665v111 which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or (e) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a)-(d) of this paragraph) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company; (iv) “control”, including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the issued and outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity; (v) “Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that (i) is the owner of 15% or more of the issued and outstanding voting shares of the Company, (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the issued and outstanding voting shares of the Company at any time within the three- year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder or (iii) is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional voting shares of the Company otherwise than as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of 48 1006141665v111 determining whether a person is an Interested Shareholder, the voting shares of the Company deemed to be issued and outstanding shall include voting shares deemed to be owned by the person through application of paragraph (viii) below, but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise; (vi) “person” means any individual, company, partnership, unincorporated association or other entity; (vii) “voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity; (vi) (viii) “owner,” including the terms “own” and “owned,” when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates: (a) beneficially owns such shares, directly or indirectly; or (b) has (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (B) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or (c) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (b) of this paragraph), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares. 49 1006141665v111

(vii) “person” means any individual, company, partnership, unincorporated association or other entity; and (viii) “voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors, provided that, when used in reference to a vote to approve a merger or amalgamation of the Company which the Act requires to be approved by the Members, such term includes any shares entitled to vote on such matter pursuant to the Act, whether or not they are otherwise entitled to vote and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity; and references to percentages of “voting shares” shall be read as references to shares carrying such percentages of votes. 79.3 In respect of any Business Combination to which the restrictions contained in Bye-law 79.179 do not apply but which the Act requires to be approved by the Members: (a) where such Business Combination has been approved by the Board, the necessary general meeting quorum and Members’ approval shall be as set out in Bye-lawsBye-law 30 and 32 respectively.the necessary Members’ approval shall be the affirmative vote of a majority of the votes cast; and (b) where such Business Combination has not been approved by the Board, the necessary Members’ approval shall require the affirmative vote of shares carrying not less than 66⅔% of the total voting rights of all issued and outstanding shares. 79.4 In respect of any merger or amalgamation which is not a Business Combination but which the Act requires to be approved by the Members: (a) where such merger or amalgamation has been approved by the Board, the necessary general meeting quorum shall be as set out in Bye-law 30 and the necessary Members’ approval shall require the affirmative vote of a majority of the votes cast; and (b) where such merger or amalgamation has not been approved by the Board, the necessary Members’ approval shall require the affirmative vote of shares carrying not less than 66⅔% of the total voting rights of all issued and outstanding shares. 79.5 79.4 The Board shall ensure that the bye-laws or other constitutional documents of each entity wholly-owned or majority-owned by the Company shall contain any provisions necessary to ensure that the intent of Bye-law 79.1, as it relates to the actions of such entities, is achieved. 50 1006141665v111

VOLUNTARY WINDING-UP AND DISSOLUTION 80. Winding-Up If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability. CHANGES TO CONSTITUTION 81. Changes to Bye-laws 81.1 No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members. In addition, no amendment to these Bye- laws which would have a material adverse effect on the rights of Kelso, Pine Brook or Daniel S. Loeb may be made without such party’s consent but only for so long as such party holds a number of Shares equal to at least 25% of the total number of Shares held by such party on December 22, 2011. 81.2 Bye-laws 32, 40, 42.1, 44 and 81 may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 66.67% of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than 66.67% of the votes attaching to all shares in issue. 82. Changes to the Memorandum of Association No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and, prior to the Effective Date, by a resolution of the Members including the affirmative vote of not less than the majority of the votes attaching to all shares in issue, and, after the Effective Date, by a resolution of the Members including the affirmative vote of not less than 66.67% of the votes attaching to all shares in issue. In addition, no amendment to the Memorandum of Association which would have a material adverse effect on the rights of Kelso, Pine Brook or Daniel S. Loeb may be made without such party’s consent but only for so long as such party holds a number of Shares equal to at least 25% of the total number of Shares held by such party on December 22, 2011. 51 1006141665v111

83. Discontinuance The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act. 84. Exclusive Forum In the event that any dispute arises concerning the Act or out of or in connection with these Bye- laws, including any question regarding the existence and scope of any Bye-law and/or whether there has been any breach of the Act or these Bye-laws by an Officer or Director (whether or not such a claim is brought in the name of a Member or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda. 52 1006141665v111